Exhibit 24
POWER OF ATTORNEY
We, the undersigned directors of the Federal Home Loan Bank of Cincinnati, hereby appoint David H. Hehman and Donald R. Able, or either of them, our true and lawful attorneys and agents to do any and all acts and things in our names and on our behalves, in our capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, the Report and any and all amendments to the Report, and we hereby ratify and confirm all that said attorneys and agents, or each of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1934, as amended, this Power of Attorney has been signed below by the following persons as of the 15th day of March 2007, in the capacities indicated:

Signature	Title

/s/ Richard C. Baylor	Director (Vice Chair)

Richard C. Baylor

/s/ Robert E. Brosky	Director

Robert E. Brosky

/s/ William Y. Carroll	Director

William Y. Carroll

/s/ B. Proctor Caudill, Jr.	Director

B. Proctor Caudill, Jr.

/s/ Stephen D. Hailer	Director

Stephen D. Hailer

/s/ Michael R. Melvin	Director

Michael R. Melvin

/s/ James R. Powell	Director

James R. Powell

/s/ R. Stan Puckett	Director

R. Stan Puckett

/s/ William J. Small	Director

William J. Small

/s/ Stephen B. Smith	Director

Stephen B. Smith

/s/ Billie W. Wade	Director

Billie W. Wade

/s/ Carl F. Wick	Director (Chair)

Carl F. Wick